SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is entered into as of November 10, 2008 by and among each of the signatories party hereto (including any permitted successors and assigns, the "Debtor") and CRESTPARK LP, INC. (the "Lender") on behalf of itself and its Affiliates (the "Secured Party").

PRELIMINARY STATEMENT

ISECURETRAC CORP. (the "Borrower") and the Lender are entering into a Loan Agreement dated as of November 10, 2008 (as it may be amended, supplemented, restated or modified from time to time, the "Loan Agreement"). The Debtor is entering into this Agreement in order to, among other things, induce the Lender to enter into and extend credit to the Borrower under the Equipment Term Loan (as defined herein) made under the Loan Agreement.

ACCORDINGLY, the Debtor and the Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2 Terms Defined in Texas Uniform Commercial Code. Terms defined in the Texas Uniform Commercial Code which are not otherwise defined in this Agreement are used herein as defined in the Texas Uniform Commercial Code as in effect on the date hereof.

1.3 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

"Article" means a numbered article of this Agreement, unless another document is specifically referenced.

"Collateral" means all Equipment that is purchased with the proceeds of the Equipment Term Loan, and such Equipment to the extent it constitutes Inventory, wherever located, in which the Debtor now has or hereafter acquires any right or interest, and the Proceeds, insurance Proceeds and products thereof, together with all books and records, customer lists, credit files, software, computer files, programs, printouts and other computer materials and records related thereto; provided, however, that to the extent the Debtor obtains Permanent Equipment Financing with respect to any item of Equipment, such Equipment shall no longer be Collateral hereunder..

"Dispute" means any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and each other document, contract and instrument required hereby or now or hereafter delivered to the Secured Party in connection herewith, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the foregoing documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the foregoing documents.

"Equipment" means any "equipment", as such term is defined in Section 9.102(a)(33) of the UCC, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures and vehicles now owned or hereafter acquired by the Debtor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

"Equipment Term Loan" means that certain term loan described in the Loan Agreement.

"Inventory" means any "inventory", as such term is defined in Section 9.102(a)(48) of the UCC, now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service, (b) all raw materials, work-in-process, finished goods, inventory, supplies, and materials of the Debtor, (c) all wrapping, packaging, advertising, and shipping materials of the Debtor, (d) all goods that have been returned to, repossessed by, or stopped in transit by the Debtor, and (e) all documents evidencing any of the foregoing.

"Obligations" means all obligations, indebtedness, and liabilities of any Borrower, any guarantor and any other Obligated Party to the Lender or Affiliates of the Lender, or both under the Equipment Term Loan between the Borrower and the Lender, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, the other Loan Documents, any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any insolvency, reorganization or similar proceeding) and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

"Proceeds" means any "Proceeds," as such term is defined in Section 9.102(a)(65) of the UCC and, in any event, shall include, but not be limited to, (a) any and all Proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

"Section" means a numbered Section of this Agreement, unless another document is specifically referenced.

"Secured Obligations" means the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

"UCC" means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1 Security Interest. The Debtor hereby pledges, assigns and grants to the Secured Party, a security interest in all of the Debtor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations; provided, however, that if any Collateral ceases to be Collateral, including as a result of the Debtor obtaining Permanent Equipment Financing for such Collateral, the Secured Party shall take all actions reasonably requested by the Debtor to terminate, and evidence the termination of, the Secured Party's security interest in such Collateral, including without limitation the execution, delivery and filing of any applicable release. If the security interest granted hereby in any rights of the Debtor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article or Chapter 9 of the UCC or other applicable law but is otherwise limited by that prohibition.

2.2 Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3 Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as described herein, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article or Chapter 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request.

2.4 Purchase Money Security Interest. The security interest granted herein shall constitute a purchase money security interest under Section 9-324 of the UCC.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Debtor represents and warrants to the Secured Party that:

3.1 Title, Authorization, Validity and Enforceability. The Debtor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Secured Party the security interest in such Collateral pursuant hereto. The execution and delivery by the Debtor of this Agreement has been duly authorized by proper corporate or other proceedings, and this Agreement constitutes a legal, valid and binding obligation of the Debtor and creates a security interest which is enforceable against the Debtor in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against the Debtor in the locations listed on Schedule 1, the Secured Party will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1.6.

3.2 Conflicting Laws and Contracts. Neither the execution and delivery by the Debtor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Debtor or the Debtor's articles or certificate of incorporation, bylaws, articles of organization or operating agreement or other charter documents, as the case may be, the provisions of any indenture, instrument or agreement to which the Debtor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Secured Party).

3.3 Principal Location. The Debtor's mailing address, and the location of its chief executive office and of the books and records relating to the Collateral, are disclosed in Schedule 2; the Debtor has no other places of business except those set forth in Schedule 2.

3.4 Litigation. There is no litigation, investigation or governmental proceeding threatened against the Debtor or any of its properties which if adversely determined would have a Material Adverse Effect on the Collateral or the financial condition, operations, or business of the Debtor.

3.5 No Other Names. The Debtor has not conducted business during the five years preceding the date of this Agreement under any name except the name in which it has executed this Agreement.

3.6 No Default. No Default exists.

3.7 No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Debtor as debtor has been filed in any jurisdiction except (a) financing statements naming the Secured Party as the secured party, and (b) as permitted by Section 4.1.6.

3.8 Federal Employer Identification Number. The Debtor's Federal employer identification number is as listed on Schedule 3.

ARTICLE IV

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated:

4.1 General.

4.1.1 Inspection. The Debtor will permit the Secured Party, by its representatives and agents, upon reasonable advance notice (a) to inspect the Collateral, (b) to examine and make copies of the records of the Debtor relating to the Collateral and (c) to discuss the Collateral and the related records of the Debtor with, and to be advised as to the same by, the Debtor's officers and employees, all at such reasonable times and intervals as the Secured Party may determine, and all at the Debtor's expense.

4.1.2 Taxes. The Debtor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

4.1.3 Records and Reports; Notification of Event of Default. The Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Secured Party such reports relating to the Collateral as the Secured Party shall from time to time reasonably request. The Debtor will give prompt notice in writing to the Secured Party of the occurrence of any Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral. The Debtor shall mark its books and records to reflect the security interest of the Secured Party under this Agreement.

4.1.4 Financing Statements and Other Actions; Defense of Title. The Debtor will execute and deliver to the Secured Party all financing statements, control agreement and other documents and take such other actions as may from time to time be reasonably requested by the Secured Party in order to maintain a first perfected security interest in the Collateral. The Debtor will take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5 Disposition of Collateral. The Debtor will not sell, lease or otherwise dispose of the Collateral except (a) prior to the occurrence of an Event of Default, dispositions specifically permitted pursuant to the Loan Agreement, (b) until such time following the occurrence of an Event of Default, as the Debtor receives a notice from the Secured Party instructing the Debtor to cease such transactions, sales or leases of Collateral consisting of Inventory in the ordinary course of business, and (c) until such time as the Debtor receives a notice from the Secured Party pursuant to Article VII, Proceeds of Collateral consisting of Inventory collected in the ordinary course of business. Notwithstanding anything to the contrary contained herein, nothing in the Loan Documents, including this Section 4.1.5 and Section 4.1.6 shall prohibit the Debtor from deploying the Collateral in accordance with the terms of contracts with the Debtor’s customers.

4.1.6 Liens. The Debtor will not create, incur, or suffer to exist any Lien on the Collateral except (a) the security interest created by this Agreement, and (b) other Liens permitted pursuant to the Loan Agreement.

4.1.7 Change in Location, Jurisdiction of Organization or Name. The Debtor will not (a) have any Collateral, or Proceeds or products thereof (other than Collateral consisting of Inventory and Proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Schedule 2, (b) maintain a place of business at a location other than a location specified on Schedule 2, (c) change its name or taxpayer identification number, (d) change its mailing address, or (e) change its jurisdiction of organization, unless the Debtor shall have given the Secured Party not less than 30 days prior written notice thereof, and the Secured Party shall have determined that such change will not adversely affect the validity, perfection or priority of the Secured Party's security interest in the Collateral.

4.1.8 Other Financing Statements. The Debtor will not file or authorize the filing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

4.2 Collateral Consisting of Inventory and Equipment.

4.2.1 Maintenance of Goods. The Debtor will do all things necessary to maintain, preserve, protect and keep the Collateral in good repair and working and saleable condition, normal wear and tear and damage by casualty loss excepted.

4.2.2 Insurance. The Debtor will (a) maintain fire and extended coverage insurance on the Collateral containing a lender's loss payable clause in favor of the Secured Party, and providing that said insurance will not be terminated except after at least 30 days written notice from the insurance company to the Secured Party, (b) maintain such other insurance on the Collateral for the benefit of the Secured Party as the Secured Party shall from time to time request, (c) furnish to the Secured Party upon the request of the Secured Party from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (d) maintain general liability insurance naming the Secured Party as an additional insured.

4.2.3 Safekeeping of Collateral Consisting of Inventory; Inventory Covenants. The Secured Party shall not be responsible for (a) the safekeeping of the Collateral consisting of Inventory; (b) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (c) any diminution in the value of Collateral consisting of Inventory or (d) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Collateral consisting of Inventory, except to the extent that the Debtor incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of the Secured Party. All risk of loss, damage, distribution or diminution in value of the Collateral consisting of Inventory shall, except as noted in the previous sentence, be borne by the Debtor.

4.2.4 Records and Schedules of Inventory. The Debtor shall keep correct and accurate daily records on a first-in, first-out basis, itemizing and describing the kind, type, quality and quantity of Collateral consisting of Inventory, the Debtor's cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto and Collateral consisting of Inventory then on consignment, and shall, at the request of the Secured Party, furnish to the Secured Party, daily copies of the working papers related thereto.

4.3 Federal, State or Municipal Claims. The Debtor will notify the Secured Party of any Collateral which constitutes a claim against a Governmental Authority, or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.4 Warehouse Receipts Non-Negotiable. The Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Collateral consisting of Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the UCC).

4.5 Mortgagee's and Landlord Waivers. The Debtor shall cause each mortgagee of real property owned by the Debtor and each landlord of real property leased by the Debtor (in both cases upon request by the Secured Party), where the value of the Collateral located on such real property has an aggregate value equal to or greater than $50,000, to execute and deliver instruments satisfactory in form and substance to the Secured Party by which such mortgagee or landlord waives or subordinates their rights, if any, in the Collateral.

4.6 Notices, Reports and Information. The Debtor shall (i) notify the Secured Party of any claim made or asserted against the Collateral by any Person or other event which could reasonably be expected to have a Material Adverse Effect; (ii) furnish to the Secured Party such statements and schedules further identifying and describing the Collateral as the Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of the Secured Party make such demands and requests for information and reports as the Debtor is entitled to make in respect of the Collateral.

4.7 Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of the Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Secured Party may reasonably deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, (a) the execution and filing of such financing statements as the Secured Party may reasonably require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. The Debtor shall promptly endorse and deliver to the Secured Party all documents, instruments, and chattel paper relating to the Collateral that it now owns or may hereafter acquire.

ARTICLE V

DEFAULT

5.1 Acceleration and Remedies. Upon the occurrence and during the continuation of an Event of Default under the Loan Agreement or any other Loan Document, the Secured Party may exercise any or all of the following rights and remedies:

5.1.1 Those rights and remedies provided in this Agreement, the Loan Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to the Secured Party prior to an Event of Default that by their terms are not so limited.

5.1.2 Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' Lien) when a debtor is in default under a security agreement.

5.1.3 Without notice except as specifically provided in Section 7.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.

5.2 Debtor's Obligations Upon Event of Default. Upon the request of the Secured Party after the occurrence of an Event of Default, the Debtor will:

5.2.1 Assembly of Collateral. Assemble and make available to the Secured Party the Collateral and all records relating thereto at any place or places specified by the Secured Party.

5.2.2 The Secured Party's Access. Permit the Secured Party, by the Secured Party's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.3 License. The Secured Party is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, the Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, the Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit for such purposes. In addition, the Debtor hereby irrevocably agrees that the Secured Party may, following the occurrence and during the continuance of an Event of Default, sell any of the Debtor's Collateral consisting of Inventory directly to any Person, including without limitation Persons who have previously purchased the Debtor's Collateral consisting of Inventory from the Debtor and in connection with any such sale or other enforcement of the Secured Party's rights under this Agreement, may sell Collateral consisting of Inventory which bears any trademark owned by or licensed to the Debtor and any Collateral consisting of Inventory that is covered by any copyright owned by or licensed to the Debtor and the Secured Party may finish any work in process and affix any trademark owned by or licensed to Debtor and sell such Collateral consisting of Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Secured Party and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Secured Party until the Secured Obligations have been paid in full.

ARTICLE VII

GENERAL PROVISIONS

7.1 Notice of Disposition of Collateral. To the extent notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Debtor, addressed as set forth in Article VIII, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made.

7.2 The Secured Party Performance of Debtor's Obligations. Without having any obligation to do so, the Secured Party may perform or pay any obligation which the Debtor has agreed to perform or pay in this Agreement and the Debtor shall, reimburse the Secured Party for any amounts paid by the Secured Party pursuant to this Section 7.2. The Debtor's obligation to reimburse the Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.3 Authorization for the Secured Party to Take Certain Action. The Debtor irrevocably authorizes the Secured Party at any time and from time to time in the sole discretion of the Secured Party and appoints the Secured Party as its attorney in fact during the existence of an Event of Default (a) to execute on behalf of the Debtor as debtor and to file financing statements necessary or desirable in the Secured Party's sole discretion to perfect and to maintain the perfection and priority of the Secured Party's security interest in the Collateral, (b) to indorse and collect any cash Proceeds of the Collateral, (c) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Secured Party's security interest in the Collateral, and (d) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Debtor agrees to reimburse the Secured Party on demand for any payment made or any expense incurred by the Secured Party in connection therewith, provided that this authorization shall not relieve the Debtor of any of its obligations under this Agreement or under any other Loan Document.

7.4 Specific Performance of Certain Covenants. The Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.4, 4.1.6, 5.3, or 7.6 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Secured Party to seek and obtain specific performance of other obligations of the Debtor contained in this Agreement, that the covenants of the Debtor contained in the Sections referred to in this Section 7.4 shall be specifically enforceable against the Debtor.

7.5 Use and Possession of Certain Premises. Upon the occurrence of an Event of Default, the Secured Party shall be entitled to occupy and use any premises owned or leased by the Debtor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Debtor for such use and occupancy.

7.6 Dispositions Not Authorized. The Debtor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Debtor and the Secured Party or other conduct of the Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Secured Party unless such authorization is in writing signed by the Secured Party.

7.7 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Debtor, the Secured Party and their respective successors and assigns, except that the Debtor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Secured Party.

7.8 Survival of Representations. All representations and warranties of the Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

7.9 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Agreement shall be paid by the Debtor, together with interest and penalties, if any. Debtor shall reimburse the Secured Party for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Secured Party) paid or incurred by the Secured Party in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement (subject to limitations set forth in the Loan Agreement) and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the reasonable expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Debtor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Debtor.

7.10 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

7.11 Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Loan Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Secured Party which would give rise to any Secured Obligations are outstanding.

7.12 ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE DEBTOR AND THE SECURED PARTY RELATING TO THE COLLATERAL AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN THE DEBTOR AND THE SECURED PARTY RELATING TO THE COLLATERAL.

7.13 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.14 INDEMNITY. THE DEBTOR HEREBY AGREES TO INDEMNIFY SECURED PARTY AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT SECURED PARTY IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SECURED PARTY OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY THE SECURED PARTY OR THE DEBTOR, AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT). WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.15 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEBTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

7.16 TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE. DEBTOR IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED IN THE LOAN DOCUMENTS; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME SECURED PARTY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS AND TO THE EXTENT REQUIRED IN THE LOAN AGREEMENT. DEBTOR MUST, IF REQUIRED BY SECURED PARTY PURSUANT TO THE LOAN AGREEMENT, DELIVER TO SECURED PARTY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS. IF DEBTOR FAILS TO MEET ANY REQUIREMENT SET FORTH IN THIS SECTION 7.15, SECURED PARTY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF DEBTOR AT THE DEBTOR'S EXPENSE AS AND TO THE EXTENT EXPLICITLY PERMITTED BY THE LOAN AGREEMENT.

ARTICLE VIII

NOTICES

8.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Loan Agreement. All such notices to the Debtor hereunder shall be given or made at the appropriate address or telecopier number of the Debtor in accordance with the Loan Agreement.

8.2 Change in Address for Notices. The Debtor and the Secured Party may change the address for service of notice upon it by a notice in writing to the other parties.

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IN WITNESS WHEREOF, the Debtor and the Secured Party have executed this Agreement as of the date first above written.

DEBTOR:

ISECURETRAC CORP.

By:	/s/ Peter A. Michel
Name: Peter A. Michel
Title: Chief Executive Officer

Address for Notices:	5078 S. 111th Street
Omaha, Nebraska 68137
Fax No.:
Telephone No.:
Attention:
e-mail:

Signature Page to Security Agreement

SECURED PARTY:

CRESTPARK LP, INC.

By:	/s/ Heather Kreager
Name: Heather Kreager
Title: Senior Vice President

Signature Page to Security Agreement

SCHEDULE 1

UCC Filing Jurisdictions

Debtor	Jurisdiction
ISECURETRAC CORP.	Secretary of State Delaware

SCHEDULE 2

Locations

Principal Place of Business and Mailing Address:

5078 South 111th Street
Omaha, NE 68137

Location(s) of Receivables Records (if different from Principal Place of Business above):

Properties Leased by each Debtor (indicate which) (include Landlord's Name):

1)	SECUREtrac Corp. Home Office
5078 South 111th Street
Omaha, NE 68137
Record Owner/Landlord: CB Richard Ellis/MEGA Corp.

2)	iSECURETrac Corp. Monitoring Center
11132 “Q” Street
Omaha, NE 68137
Record Owner/Landlord: CB Richard Ellis/MEGA Corp.

SCHEDULE 3

Federal Employer Identification Numbers

Debtor	Federal Employer Identification Number
ISECURETRAC CORP.	87-0347787
IST SERVICES, INC.	74-3063608